UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial information gives effect to the Reverse Merger between VeruTEK Technologies, Inc. (VeruTEK) and Streamscape Minerals, Inc. (SSMI) pursuant to the Securities Purchase Agreement dated May 9, 2007. As SSMI did not have any meaningful operations prior to the Reverse Merger, the transaction was treated as a recapitalization of VeruTEK, and accounted for on a historical cost basis.

The pro forma combined statements of operations give effect to the Reverse Merger as if it had occurred on the first day of the period presented. The pro forma balance sheet gives effect to the Reverse Merger as if it had occurred on the date presented. The statements are presented for illustrative purposes only and are not necessarily indicative of what the actual combined financial position or results of operations would have been had the foregoing transaction been completed on the dates set forth therein, nor does it give effect to any transaction other than the Reverse Merger or the conversion of the January 4, 2007 Bridge Loan.

The January 4, 2007 Bridge Loan is not reflected in the following pro forma combined statements because it was not in effect for the periods presented. The face value of he Bridge Loan on January 4, 2007 was $600,000. Under the terms of the loan, it is madatorily convertible upon the completion of the Reverse Merger. Conversion will result in the $600,000 debt being re-characterized in the following manner.
750,000 shares of common stock issued at a par value of $.001 per share	$ 750
Additional paid-in capital representing the value of associated detachable warrants	42,545
Additional paid-in capital representing the amount of proceeds attributed to the convertible debt less the value of the associated detachable warrants and the common stock at par value	556,705

In addition, conversion of the Bridge Loan will result in the recognition of a beneficial conversion feature in the amount of $288,756. This amount will be recorded as additional paid-in capital with an offset to interest expense.

Conversion of the Bridge Loan will also result in a loss of $51,040 for the write off of debt issuance costs, partially offset by a gain of $12,837 for accrued interest payable that is no longer due as a result of the conversion.

The information is based upon the historical financial statements of VeruTEK and SSMI. The information should be read in conjunction with such historical financial statements, the related notes and other information contained elsewhere or incorporated by reference in this document. The periods presented for SSMI have been revised to conform to VeruTEK’s period ending dates.

Pro Forma Unaudited Statement of Operations
For the Period Ending December 31, 2006
	VeruTEK as Reported	Streamscape as Reported	Adjustments		Pro Forma

Net Sales	1,650,143	-		-	1,650,143

Costs and expenses
Cost of sales	2,313,609	-		-	2,313,609
Selling, general and administration	361,298	37,522		-	398,820
Research and development	3,178,805	-		-	3,178,805
Interest expense	22,580	-	(1)	301,907	324,487
Other (income) expense, net	-	-		-	-

Loss before income taxes	(4,226,149)	(37,522)		(301,907)	(4,565,578)

Income tax provision (benefit)	0	0	(2)	-	-

Net loss	(4,226,149)	(37,522)		(301,907)	(4,565,578)

Weighted average common shares	-	-
outstanding - basic and diluted	18,310	-	(3)	(18,310)	-
-		9,012,000		9,914,307	18,926,307

Net loss per share - basic and diluted	(230.81)	(0.00)			(0.24)

Notes to Unaudited Pro Forma Statement of Operations

(1)     Represents the impact on interest expense for:
a.     the amortization of the beneficial conversion feature associated with $1,685,000 of convertible notes. The impact of the beneficial conversion feature on interest expense was $23,915 reflecting 11 months of amortization attributable to the February 2006 (inception) through December 2006 period.
b.     convertible notes in the amount of $92,675 calculated at the stated rate of 6% for the 11 month period from February 2006 (inception) through December 2006.
c.     the repayment of $349,000 of debt outstanding on the Facility at December 31, 2006. Interest expense has been reduced by $16,120 reflecting the amount of interest expense recorded during the period of February 2006 through December 2006 for the Facility.
d.     the amortization of debt issuance costs for transaction related fees in the amount of $34,375. Transaction related fees of $150,000 are allocated on an estimated basis to debt issuance costs and the share exchange. An amount of $75,000 is allocated to debt issuance costs and is shown as an adjustment for interest expense amortization over the term of the notes.
e.     the amortization of debt issuance costs in the amount of $167,062 for transaction related fees paid for by the issuance of common stock. Total transaction related fees attributable to debt issuance costs are estimated at $364,500 which represents the fair value of approximately 13.5% of the shares issued to advisors in the transaction.
(2)     No adjustment to income taxes has been provided because the Company has assumed that any deferred tax assets including any carry-forwards of net operating losses would be subject to a full valuation reserve.
(3)     Includes the weighted average shares outstanding for the entire period. Basic and diluted earnings per share are equivalent for the period presented because the exercise of warrants and conversion of notes would be antidilutive.

Proforma Unaudited Balance Sheet
As of December 31, 2006
	VeruTEK as Reported	Streamscape as Reported	Adjustments		Pro Forma

ASSETS

Current assets:
Cash	68,519	77	(1)	1,186,000	1,254,596
Accounts receivable	220,412			-	220,412
Other current assets	20,235			-	20,235
Total current assets	309,166	77		1,186,000	1,495,243

Property, plant and equipment	148,093			-	148,093
Other assets	506		(1)	75,000	440,006
			(4)	364,500

Total assets	457,765	77		1,625,500	2,083,342

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current liabilities:
Revolving credit facility note	349,407		(1)	(349,000)	407
Current portion of captial lease obligations	7,480			-	7,480
Current portion of long-term debt	172,180			-	172,180
Current portion due to officers / directors	600,000	15,000		-	615,000
Accounts payable	151,416	2,390		-	153,806
Accrued payroll and benefits	202,976			-	202,976
Other current liabilities	32,694	5,285		-	37,979
Total current liabilities	1,516,153	22,675		(349,000)	1,189,828

Capital lease obligations	7,349			-	7,349
Long term debt	23,319		(2)	1,493,683	1,517,002
Total liabilities	1,546,821	22,675		1,144,683	2,714,179

Stockholders' deficiency:
Common stock, Class A voting, $0.001 par value;				-	-
10,000 shares authorized, issued and outstanding	10		(3)	(10)	-
Common stock, Class B non-voting, $0.001 par value;				-	-
20,000 shares authorized, 10,150 issued and outstanding	10		(3)	(10)	-

Common stock, par value of .001				-	-
75,000,000 shares authorized, 9,012,000 issued and outstanding		9,012	(3)	7,209	18,926
			(4)	2,705

Additional paid-in capital	3,137,073	16,788	(4)	(2,340)	3,576,386
			(4)	364,135
			(1)	(75,000)
			(2)	191,317
			(3)	(55,587)

Donated capital		17,000	(3)	(17,000)	-

Accumulated deficit	(4,226,149)	(65,398)	(3)	65,398	(4,226,149)

Total stockholders' deficiency	(1,089,056)	(22,598)		480,817	(630,837)

Total liabilites and stockholders' deficiency	457,765	77		1,625,500	2,083,342

Notes to Unaudited Pro Forma Balance Sheet

(1)     Adjustment to reflect $1,685,000 in gross proceeds received from the Reverse Merger less $150,000 in transaction expenses and commissions and $349,000 in proceeds used to repay amounts outstanding under the Facility. Transaction related expenses paid from proceeds are allocated on an estimated basis to debt issuance costs and the share exchange. The $75,000 amount allocated to debt issuance costs is shown as an adjustment to other assets and the $75,000 allocated to the share exchange is shown as an adjustment to additional paid-in capital.

(2)     Adjustment to reflect the issuance of convertible notes at $1,493,683 which represents the face value of $1,685,000 less the amount attributable to detachable warrants. Detachable warrants issued in conjunction with the convertible notes are valued at 191,317 and reflected as an addition to additional paid-in capital.

(3)     Adjustment to reflect the impact share exchange as summarized below:
a.	VeruTEK Class A Common Stock exchanged and retired	$ (10)
b.	VeruTEK Class B Common Stock exchanged and retired	(10)
c.	Additional Common Stock Issued in exchange	7,209
d.	Elimination of SSMI accumulated deficit	65,398
e.	Elimination of SSMI donated capital	(17,000)
f.	Additional paid-in capital recorded	(55,587)

(4)     Adjustment to reflect the impact of shares issued for transaction-related advisory and legal services. Shares issued to advisors have an approximate fair market value of $2.7 million of which $364,500 was attibuted to debt issuance costs. Amounts attributable to the share exchange are reflected at par value with an offset to additional paid-in capital.
a.	Common shares issued at par value	$ 2,705
b.	Additional paid-in capital related to shares issued for transaction expenses attributed to the share exchange	(2,340)
c.	Additional paid-in capital for shares issued for transaction expenses attributed to debt issuance costs	364,135
d.	Adjustment to other assets to reflect debt issuance costs for transaction expenses attributable to convertible debt	364,500

ProForma 5-14-07